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                2001 EMPLOYEES' RESTRICTED STOCK PURCHASE PLAN

1. Purpose. The purpose of this 2001 Employees' Restricted Stock Purchase Plan (the "Plan"), is to secure for Universal Health Services, Inc. (the "Company") the benefits of the additional incentive resulting from the ownership of its Shares of Class B Common Stock, par value $.01 per share (the "Shares"), by selected employees of, and consultants to, the Company or its subsidiaries (for convenience such persons are hereinafter collectively referred to as "employees") who are important to the success and the growth of the business of the Company and its subsidiaries, and to help the Company and its subsidiaries secure and retain the services of such persons.

2. Restricted Stock Committee. The Plan shall be administered by the entire Board of Directors or if established by the Board, a committee of the Board of Directors which shall consist of not less than two "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Committee"). The Committee shall have full authority in its discretion from time to time, and at any time, to select the employees to whom Shares shall be sold, to determine the number of Shares to be sold, the times at which Shares shall be sold, the times at which the restrictions on the Shares shall lapse and the terms and conditions of the Restricted Stock Purchase Agreement. The Committee may issue shares in lieu of cash bonuses for which an employee may be eligible under any other employee incentive plan of the Company.

     The Board of Directors may at any time appoint or remove members of the Committee and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman, and shall hold its meetings at such time and place as it shall deem advisable. A majority of its members shall constitute a quorum. All actions of the Committee shall be taken by a majority of its members, and can be taken by written consent in lieu of a meeting. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     The interpretation, construction or determination of any provisions of the Plan by the Committee shall be final and conclusive.

     3. Shares Subject to Plan. Subject to the adjustment provisions of paragraph 9, the number of shares of Class B Common Stock which may be issued or sold under the Plan shall not exceed 300,000.

     Shares sold under the Plan may be Shares of the Company's authorized and unissued Shares of Class B Common Stock, Shares of the Company's issued Shares of Class B Common Stock held in the Company's treasury, or both. Should any Shares sold pursuant to the Plan be repurchased by the Company, such Shares shall again become available for sale hereunder.

     4. Employees Eligible. Shares may be sold pursuant to the Plan to all employees and consultants of the Company and its subsidiaries (including officers of the Company or any of its subsidiaries whether or not they are also directors of the
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Company or any of its subsidiaries).  For purposes of the Plan, "subsidiary"
shall mean a "subsidiary corporation" as defined in Section 424 of the Internal Revenue Code of 1986, as amended. In making determinations as to whom Shares should be sold, the Committee shall take into consideration an employee's present and potential contribution to the success of the Company and its subsidiaries and such other factors as the Committee may deem proper and relevant.

     5. Purchase of Shares, Price and Delivery of Payment. Subsequent to a determination by the Committee that Shares shall be sold pursuant to the Plan, the Company or a subsidiary shall deliver to the employee a letter advising him of such determination. Within 30 days of the date of such letter, the employee must complete the Restricted Stock Purchase Agreement enclosed therewith and return it to the Company along with payment in full by cash or check. The price of each Share sold pursuant to the Plan shall be the par value thereof at the time of sale. Prior delivery by an employee to the Company of a completed Restricted Stock Purchase Agreement and payment in full for the Shares, the Committee may, at its discretion, revoke its decision to sell Shares to an employee.

     6. Restrictions. All Shares sold pursuant to the Plan shall be sold subject to a Restricted Stock Purchase Agreement which gives the Company the right to repurchase all or a portion of such Shares, for an amount equal to the price paid by the employee, in the event that his employment terminates for any reason during the period set forth in such Restricted Stock Purchase Agreement. Each employee shall also be required to agree that all Shares purchased by him pursuant to the Plan are purchased for investment purposes and not for the purpose of resale or other distribution thereof.

     Notwithstanding the foregoing, in the event that an employee of the Company or one of its subsidiaries who has purchased Shares under the plan terminates his employment with such employer and immediately commences employment with the Company or a different subsidiary thereof, such event shall not be treated as a termination of employment under the Plan, and the Company's repurchase rights with respect to such Shares shall not be affected. Upon the termination of employment in such cases, the Restricted Stock Purchase Agreement entered into between such employee and his employer shall be cancelled and, upon the commencement of employment with his new employer, the employee and his new employer shall enter into a new Restricted Stock Purchase Agreement.

     7. Transferability. No Shares subject to repurchase by the Company may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated, by the purchase of such Shares. Any attempt to do any of the foregoing shall cause the immediate forfeiture of such Shares.

     8. Right to Terminate Employment or Service. Nothing in the Plan or in any Restricted Stock Purchase Agreement shall confer upon any employee the right to continue in the employment of the Company or affect the right of the Company to
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terminate the employee's employment at any time, subject, however, to the provisions of any agreement of employment between the Company and the employee.

     9. Adjustment Upon Changes in Capitalization, etc. In the event of one or more stock splits, stock dividends, reclassifications, recapitalizations or any other change in the character or amount of the Company's Shares, the number, kind and purchase price of shares which may thereafter be sold under the Plan shall be adjusted to give effect thereto, and all new, substituted or additional securities to which any employee may become entitled by reason of his ownership of Shares previously purchased pursuant to the Plan shall be subject to the terms of the Plan and the Restricted Stock Purchase Agreement under which such Shares were purchased.

     10. Amendment or Termination of Plan. The Board of Directors shall have the authority to amend or terminate the Plan at any time; provided, however, that no such amendment or termination shall adversely affect the rights of any employee with respect to Shares previously sold hereunder. Notwithstanding the above, no amendment to the Plan will become effective without the approval of the company's stockholders which would increase the number of shares which may be issued under the Plan if and to the extent such approval is necessary or desirable to comply with applicable law or exchange requirements.

     11. Expiration of the Plan. Unless sooner terminated by the Board of Directors, shares may be sold under the Plan at any time and from time to time, prior to March 7, 2001. Any Shares sold under the Plan that remain outstanding on or after such expiration date shall remain subject to the terms of the Plan until any restrictions thereon have lapsed or they have been repurchased by the Company.

     12. Effective Date of Plan. The Plan shall become effective on March 7, 2001, subject, nevertheless, to (1) approval by the Stockholders representing at least a majority of the Common Stock votes of the Company present or represented at the 2001 Annual Meeting of Stockholders.